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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 25, 1999


                          MERIDIAN NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


     Delaware                         0-14203                   34-1470518
     --------                         -------                   ----------
 (State or Other                  (Commission File            (IRS Employer
  Jurisdiction of                    Number)               Identification No.)
  Incorporation)


   805 Chicago Street, Toledo, Ohio                               43611
(Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (419) 729-3918





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Item 5.  Other Events

         On June 28, 1999, Meridian National Corporation announced the signing of an agreement for the sale of 4.2 million shares of previously unissued common stock. The press release announcing the planned sale is attached to this Form 8-K as Exhibit 99.



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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           MERIDIAN NATIONAL CORPORATION



Dated:  June 28, 1999                      By: /s/  James L. Rosino
                                              ----------------------------------
                                              James L. Rosino
                                              Vice President, Finance



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